UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2021

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, NRx Pharmaceuticals, Inc. (the “Company”) announced the upcoming departure of William Fricker, Chief Financial Officer (CFO) and Treasurer. Mr. Fricker’s last day with the Company will be August 30, 2021. Mr. Fricker is leaving the Company to pursue other interests. There were no disagreements between the Company and Mr. Fricker on any matter relating to the Company’s operations, policies or practices which led to his departure.

Under the Company’s letter agreement with Mr. Fricker, he will receive an annual bonus of $100,000 for completing his employment contract with the Company.

James Brandon, who served as Comptroller and Acting CFO for NeuroRx, Inc. since inception through 2020, will resume those duties and Alessandra Daigneault, the Company’s General Counsel and Corporate Secretary will serve as Acting Treasurer.

The Company has engaged Ira Strassberg, a financial consultant with extensive public company experience, to support the Company during the transition and lead the expansion of the Company’s finance department and CFO recruitment. Mr. Strassberg most recently served as Senior Managing Director and Deputy CFO of Cantor Fitzgerald, L.P. while also serving as CFO of Cantor Commercial Real Estate Company, L.P. His prior positions include serving on the Board of Directors and Audit Committee of Continental Building Products, Inc. (NASDAQ: CBPX) and a 14-year career in both audit and consulting at KPMG, where he had direct experience in complex commercial transactions conducted in the Central European and Caucasus regions.

The Company wishes to thank Mr. Fricker for his outstanding contributions. He joined the Company as an early stage, privately-held biotechnology company and led the finance department through the merger with a public company. Mr. Strassberg’s extensive expertise in public company audit and accounting will be critical in the coming year as the Company prepares for possible commercialization activities across multiple countries and currencies, while also growing its research and development base to include vaccine development.

“I am enormously enthusiastic about the prospect of working closely with Mr. Strassberg and benefiting from his wealth of experience in public company financial management, investment banking, and the complexity of revenue recognition on an international scale,” said Patrick Flynn, Director of NRx and Chair of its Audit Committee. “I am confident that he will help us build a world-class finance department that will support us in our next phase of growth.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date:	August 18, 2021	By:	/s/ Alessandra Daigneault
		Name:	Alessandra Daigneault
		Title:	General Counsel and Corporate Secretary